Exhibit 10.2
ESCROW AGREEMENT

THIS AGREEMENT made this 11th day of April 2008 (“Escrow Agreement”) by and among Coates International, Ltd., a Delaware corporation (“CIL”) having an office located at 2100 Highway 34 and Ridgewood Road, Wall Township, New Jersey, and Well to Wire Energy, Inc. (“W2W”), having its office located at Suite 17, 1700 Varsity Estates Drive NW, Calgary, Alberta, Canada, T3B 2W9 and Bathgate, Wegener and Wolf, P.C. (“Escrow Agent” or “BWW”).

WHEREAS, CIL is in the business of designing and manufacturing engines.

WHEREAS, CIL is the owner of various patents for engine technology (“Patents”).

WHEREAS, the Patents encompass the spherical rotary valve assembly as well as other related components including the valve seal, the exhaust system and the cooling system, and the engine designs themselves, which together have various applications including the use of these designs and patents for the production of engines fueled by natural gas to be used for the generation of electricity.

WHEREAS, W2W is the licensee and CIL is the licensor under a license agreement relating to Canada (“Canadian License Agreement”).

WHEREAS, W2W desires to purchase another license from CIL to enable W2W, under certain specified circumstances, to use the engine technology associated with the Patents in the United States of America as set forth in the License Agreement attached hereto as Exhibit A (the “U.S. License Agreement”).

WHEREAS, CIL wishes to enter into the U.S. License Agreement with W2W.

WHEREAS, W2W wishes to enter into the U.S. License Agreement with CIL.

WHEREAS, both CIL and W2W agree that the U.S. License Agreement shall remain in escrow and, although executed, shall not be released to W2W until it has fulfilled the terms set forth herein.

NOW, THEREFORE, in consideration of the promises contained herein, the parties agree as follows:
LICENSE IN ESCROW

1.
The U.S. License Agreement that has been signed by CIL and W2W shall be delivered in escrow to Bathgate, Wegener and Wolf, P.C. (“Escrow Agent” and/or “BWW”) and shall be released to W2W upon payment of the monies specified herein.

RELEASE PAYMENT

2.
In order for the U.S. License Agreement to be released from escrow W2W must pay to CIL $9,500,000.00 (“Release Payment”) by June 30, 2008 (“Payment Period”).  The Release Payment consists of the following components: (a) $8,500,000.00 owed by W2W to CIL as partial payment for the Canadian License Agreement and (b) $1,000,000.00 as the initial payment required by the U.S. License Agreement.  It is contemplated by CIL and W2W that during the Payment Period money in unspecified amounts will be delivered to CIL periodically as partial payment of the Release Payment until the Release Payment has been paid in full.   All money paid by W2W under this paragraph shall be nonrefundable when received by CIL.

3.
The failure of W2W to pay the Release Payment to CIL within the Payment Period shall cause the Canadian License Agreement to automatically be amended, without the necessity of any further writing signed by the parties, so that it shall be non-exclusive, subject to reinstatement as an exclusive license pursuant to paragraph 4.

4.
Provided that W2W shall have paid $500,000.00 on account of the Release Payment to CIL within the Payment Period, W2W shall have until September 30, 2008 (“Extended Payment Period”), to pay the balance of the Release Payment.  If W2W pays the entire Release Payment to CIL within the Extended Payment Period the exclusivity of the Canadian License Agreement shall be reinstated.

5.
The failure of W2W to pay the Release Payment to CIL within the Payment Period or, if extended by paragraph 4, within the Extended Payment Period, shall constitute a breach of this Escrow Agreement, the Canadian License Agreement and the U.S. License Agreement and shall entitle CIL to retain all money paid by W2W pursuant to Paragraph 2 and paragraph 3 of this Escrow Agreement and immediately, without notice to W2W, to cancel this Escrow Agreement, the Canadian License Agreement and the U.S. License Agreement without W2W having any right of redemption or reinstatement.

6.	All amounts payable under this Escrow Agreement shall be paid in U.S. Dollars in immediately available federal funds.
7.	All payments under this Escrow Agreement shall be remitted to CIL at its offices located at 2100 Highway 34 and Ridgewood Road, Wall Township, New Jersey.

NO LICENSE

8.
W2W acknowledges and agrees that the execution of this Escrow Agreement by CIL shall not grant a license to W2W and that only the subsequent release of the U.S. License Agreement from Escrow upon the payment in full of the Release Payment by W2W shall result in a license being granted to W2W pursuant to the terms of the U.S. License Agreement.

WAIVER

9.
No provision of this Escrow Agreement shall be deemed to have been modified by any act of CIL, its agents or employees, or by the failure of CIL to object to any act of W2W which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by both parties.  No waiver of a breach committed by either party in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

LIMITATIONS OF RIGHTS AND AUTHORITY

10.
No right or title whatsoever in the patent rights, licensed products, Technical Specifications or Technical Information (as defined in the U.S. License Agreement) is granted by CIL to W2W under this Escrow Agreement, or shall be taken or assumed by W2W, except as is specifically set forth or granted in the U.S. License Agreement and no such rights are granted by this Escrow Agreement.

11.
Neither party shall in any respect whatsoever be taken to be the partner, agent or representative of the other party and neither party shall have any authority to assume any obligation for the other party or to commit the other party in any way.

12.
Neither party shall at any time heretofore or hereafter publicly state nor imply that the terms and conditions specified herein, or the relationships between CIL and W2W, are in any way different from those specifically set forth in this Escrow Agreement or in the Canadian License Agreement.  If requested by one party, the other party shall promptly supply the first party with copies of all public statements and of all promotional material relating to this Agreement, the Canadian License Agreement or the U.S. License Agreement.

INJUNCTIVE RELIEF FOR BREACH,

SEVERABILITY AND ENFORCEABLITY

13.
W2W agrees that CIL may not be adequately compensated by damages at law for a breach or threatened breach by W2W of any of the provisions of this Escrow Agreement, and that CIL shall be entitled to injunctive relief and specific performance in connection therewith, in addition to all other remedies.

14.
Each of the covenants contained in this Escrow Agreement shall be construed as separate covenants and if any court of last resort shall determine that any such covenant is too abroad that covenant shall be deemed reduced to whatever extent the court deems reasonable and such covenant shall be enforced without limiting the scope or enforceability of the remaining provisions of those sections.

15.
If any provision of this Escrow Agreement is declared invalid by a court of last resort or by any court form the decision of which an appeal is not taken within the time provided by law, then, and in such an event, this Escrow Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that judicial decision, but this Agreement, in all other respects, will remain in force.

16.
It is specifically agreed that no provision of this Escrow Agreement shall be in any manner violative of the laws of the United Sates of America or other governmental authority within the United States of America and each such law is intended to be, and will be considered to be, incorporated into this Escrow Agreement and will be binding upon the parties.

LIMITATION OF ASSIGNMENT BY W2W

17.
The rights, duties and privileges of W2W hereunder shall not be transferred or assigned by it, either in part or in whole, without the prior written consent of CIL, which may be denied, withheld or conditioned by CIL in its sole discretion.

GOVERNING LAW

18.
This Escrow Agreement shall be governed by, construed and enforced in accordance with the laws of the Sate of New Jersey and each party herby submits to the exclusive jurisdiction of any state or federal court located in the State of New Jersey in the event of any claims arising under this Escrow Agreement.

ENTIRE AGREEMENT

19.
This Escrow Agreement sets forth the entire agreement and understanding by and between CIL and W2W as to the subject matter hereof and has priority over all documents, verbal consents and understandings made before the execution of this Escrow Agreement, and none of the terms of this Escrow Agreement shall be amended or modified except in a written document signed by CIL and W2W.

20.	In the event of any inconsistency between any of the terms of this Escrow Agreement and any translation thereof into another language, the English language version shall control.

NOTICES

21.
Any notice, consent or approval required under this Escrow Agreement shall be in English and in writing, and shall be delivered to the following addresses (a) personally by hand, (b) by certified mail, postage prepaid, with return receipt requested, (c) by overnight delivery service, or (d) by telefax, confirmed by such certified mail:

If to CIL:	Coates International, Ltd.
Highway 34 & Ridgewood Road
Wall Township, NJ 07719-9738
Telephone: (732) 449-7717
Telefax: (732) 449-7736

If W2W:	Well To Wire Energy, Inc.
Suite 17
1700 Varsity Estates Drive NW
Calgary
Alberta, Canada, T3B 2W9
Telephone: (403) 288-3647
Telefax:(403) 286-3696

If BWW	Bathgate, Wegener and Wolf, P.C.
1 Airport Road
Lakewood, NJ 08701
Telephone: (732) 363-0666
Telefax: (732) 3639864

All notices shall be deemed effective upon the date delivered if by hand or overnight delivery service and three days after being mailed.  If either party desires to change the address to which notice is sent to such party, it shall so notify the other party in writing in accordance with the foregoing.

MISCELLANEOUS

22.
Headings and References.  Headings in this Escrow Agreement are included herein for ease of reference only and have no legal effect.  References herein to Sections or Attachments are to Sections and Attachments to this Escrow Agreement, unless expressly stated otherwise.

23.	Restriction on Disclosure of Terms and Provisions.
a.	This Escrow Agreement shall be distributed solely to:
i.	those personnel of CIL and W2W who shall have a need to know its contents;
ii.	those persons whose knowledge of its contents will facilitate performance of the obligations of the parties under this Escrow Agreement;
iii.	those persons, if any, whose knowledge of its contents is essential in order to permit W2W or CIL to place or maintain or secure benefits under policies of insurance; or
iv.	as may be required by law, regulation or judicial order.
b.
In the event disclosure is required by law, regulation or judicial order, the disclosing party shall request that any disclosure be kept secret and shall attempt to minimize disclosure of the financial terms of this Escrow Agreement.  Any party may publicly announce the existence of this Escrow Agreement, the manner in which the parties shall operate, and the areas of responsibility of each party.  Except as legally required, no party may disclose the financial terms of this Escrow Agreement, the Canadian License Agreement or the U.S. License Agreement without the consent of the other party.  The parties will consult with each other prior to any press release relating to this Escrow Agreement.

24.	Definitions. Any word not specifically defined herein shall have the meaning ascribed to it in the U.S. License Agreement.
25.	Binding Effect. This Escrow Agreement shall accrue to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

NO LIMIT ON LIABILITY

26.
 This Escrow Agreement does not limit the obligation of W2W under either the Canadian License Agreement or the U.S. License Agreement; instead, W2W shall be required to comply with each of the provisions of each of those agreements and this Escrow Agreement.

ROLE OF ESCROW AGENT

27.
Upon receipt of a written demand for the U.S. License Agreement made by W2W pursuant to this Escrow Agreement, the Escrow Agent shall promptly mail a copy thereof (by registered or certified mail, return receipt requested) to CIL which shall have the right to object to the release of the U.S. License Agreement, by delivery to the Escrow Agent of written notice of objection within ten (10) days after the date of the Escrow Agent’s mailing of such notion to CIL, but not thereafter.  Upon receipt of such notice of objection, the Escrow Agent shall promptly mail a copy thereof (by registered or certified mail, return receipt requested) to W2W.

28.
In the event that (a) the Escrow Agent shall have received a notice of objection as provided for in paragraph 27 above within the time therein prescribed, or (b) any disagreement or dispute shall arise between or among any of the parties thereto resulting in adverse claims and demands being made for the U.S. License Agreement, whether or not litigation has been instituted, then, in any such event, at the Escrow Agent’s option, (i) the Escrow Agent may refuse to comply with any claims or demands on it and continue to hold the U.S. License Agreement until the Escrow Agent receives written notice signed by W2W and CIL, directing the release of the U.S. License Agreement, in which case the Escrow Agent may then release the U.S. License Agreement in accordance with said direction, and the Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with such claims or demand; or (ii) in the event the Escrow Agent shall receive a written notice advising that litigation over the release of the U.S. License Agreement has been commenced, the Escrow Agent may deposit the U.S. License Agreement with the clerk of the court in which said litigation is pending , or (iii) the Escrow Agent may (but shall not be required to) take such affirmative steps as it may, at its option, elect in order to substitute another impartial party to hold the U.S. License Agreement or to deposit the U.S. License Agreement with a court of competent jurisdiction and /or to commence an action for interpleader, the costs thereof to be borne by whichever of W2W or CIL is deemed, by the court, to be entitled to the U.S. License Agreement and thereupon the Escrow Agent shall be released of any and all liability thereunder.  W2W and CIL jointly and severally agree to reimburse the Escrow Agent for any and all expenses incurred by it in relation to its duties hereunder, including, but not limited too, attorneys fees (either paid to retained attorneys or amounts representing the fair value of legal services rendered to itself).

29.
It is expressly understood that the Escrow Agent acts hereunder as an accommodation to W2W and CIL and as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form or execution of such instruments or for the identity, authority or right of any person executing or depositing the same or for the terms and conditions of any instrument pursuant to which the Escrow Agent or the parties may act.

30.
The Escrow Agent shall not have any duties or responsibilities except those set forth herein and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine, and the Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

31.
The Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

32.
W2W and CIL hereby jointly and severally indemnify, and they shall defend and save the Escrow Agent harmless from any and all loss, damage, claims, liabilities, judgments, and other cost and expense of every kind and nature which may be incurred by the Escrow Agent by reason of its acceptance of its role as Escrow Agent, and its performance under this Escrow Agreement (including, without limitation, attorneys’ fees either paid to retained attorneys or amounts representing the fair value of legal services rendered to itself).

33.
The Escrow Agent shall not be responsible for any mistake of fact, error of judgment or any act or failure to act on its part except in the case of its own willful default or gross negligence.  The Escrow Agent shall be automatically released form all responsibility and liability under this Escrow Agreement upon the Escrow Agent’s delivery or deposit of the U.S. License Agreement in accordance with the provisions of this Escrow Agreement.

34.
W2W agrees that if it shall, pursuant to paragraph 27 above, deliver to the Escrow agent a written demand for the U.S. License Agreement that, promptly after delivery such demand to the Escrow Agent, it shall deliver a copy of such demand to CIL, together with a statement of the facts and circumstances underlying the demand, provided, however, that nothing in this paragraph 34 shall have any effect whatsoever upon the Escrow Agent’s rights, duties and obligations under the preceding provisions of this Escrow Agreement.

35.
The Escrow Agent may resign upon thirty (30) days’ written notice to the parties to this Escrow Agreement.  If a successor escrow agent is not appointed within a thirty (30) day period following such resignation by mutual written agreement of the parties, the Escrow Agent my petition a court of competent jurisdiction to name a successor.  The costs and legal fees related to such action that are incurred by the Escrow Agent shall be paid by W2W and CIL on an equal basis.

36.
This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed its duties hereunder or as otherwise provided herein.

37.
The escrow Agent or any member of its firm shall be permitted to act as counsel for CIL in any dispute or other matter between CIL and W2W including but not limited to any dispute as to the release of the U.S. License Agreement or otherwise whether or not the Escrow Agent is in possession of the U.S. License Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written above in duplicate by their duly authorized representatives.

ATTEST:	COATES INTERNATIONAL, LTD.

	By:	/s/ George J. Coates
GEORGE J. COATES
PRESIDENT, Secretary

ATTEST:	WELL TO WIRE ENERGY, INC.

	By:	/s/ Bryan Campbell
BRYAN CAMPBELL
PRESIDENT

ATTEST:	WELL TO WIRE ENERGY, INC.

	By:	/s/ Lee Perry
LEE PERRY
SVP
Business and Development

ATTEST:	ESCROW AGENT
BATHGATE, WEGENER AND WOLF, P.C.

	By:	/s/ William J. Wolf, Esq
WILLIAM J. WOLF, ESQ.